T 505-830-6200
F 505-830-6282

EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form F-3 of Carbiz Inc. of our reports dated September 15, 2006 and March 13, 2007 on the 2005 and 2006 financial statements of Calcars Corporations appearing in Amendment No. 5 of Form 8-KA of Carbiz, Inc. dated October 1, 2007 disclosing the acquisition of assets of Calcars Corporations. We also consent to the reference to us as "Experts" in the Registration Statement.

Moss Adams LLP

Albuquerque, New Mexico
March 18, 2008